UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2007

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d)

(1) The name of the newly elected director is Michael E. Leitner. The date of his election was February 16, 2007.

(2) The holders of Series A-1 Preferred Stock have the right, so long as 10,000 shares of such preferred stock is outstanding, to elect one individual to the Company’s board of directors. The two holders of Series A-1 Preferred Stock, both of whom are affiliates of Tennenbaum Capital Partners, LLC, have designated Mr. Leitner to serve on the board.

(3) Mr. Leitner is a member of the governance and corporate finance committees of the board.

(4) Mr. Leitner is a partner of Tennenbaum Capital Partners, LLC. On July 3, 2006, two investment funds affiliated with Tennenbaum Capital Partners purchased 75,000 shares of the company’s newly designated shares of Series A-1 Preferred Stock for $75,000,000 and also loaned the company $85,000,000. The proceeds from these shares and credit facility, net of expenses, were applied to the Company’s purchase of Princeton eCom Corporation. On February 21, 2007, the credit facility was paid in full by a new credit facility which a syndicate of financial institutions provided to the Company. The Company is without any knowledge as to the dollar amount of Mr. Leitner’s interest in the transactions between Tennenbaum Capital Partners and the Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

March 8, 2007	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Secretary